Exhibit 99.2

FOR RELEASE AT 8:30 AM
September 29, 2011

Harleysville Insurance Media Contact:
Randy Buckwalter
215-256-5288
rbuckwalter@harleysvillegroup.com

Nationwide Media Contact:
Joe Case
614-249-6349
casej6@nationwide.com

Nationwide Insurance and Harleysville Insurance Agree to Combine

Strategic Combination Will Expand Nationwide’s Distribution Footprint, Increase its P&C Commercial Lines Business and Provide a Broader Product Portfolio for Agents and Customers

Columbus, Ohio & Harleysville, Pennsylvania — Nationwide Mutual Insurance Company (“Nationwide Mutual”) and Harleysville Mutual Insurance Company (“Harleysville Mutual”) and Harleysville Group Inc. (NASDAQ:HGIC) (“Harleysville Group”) today announced that they have entered into a definitive agreement under which Harleysville will combine with Nationwide.  Under the terms of the agreement, Harleysville Mutual policyholders will become policyholders and members of Nationwide Mutual, and Nationwide Mutual will acquire all of the publicly held shares of common stock of Harleysville Group for $60.00 per share in cash.

Joining with the Harleysville companies will further strengthen and diversify Nationwide’s business, expand its distribution footprint, and increase its property and casualty (“P&C”) commercial lines business. The combined organization, which will have an estimated net surplus of more than $13.5 billion and over $16 billion in annual direct written premiums, will be well positioned for growth.

“This combination brings together two best-in-class companies that share a mutual heritage and a focus on meeting the long-term needs of our policyholders,” said Steve Rasmussen, Chief Executive Officer of Nationwide. “With Harleysville’s expertise in commercial lines and Nationwide’s complementary geographic distribution, there will be a substantial opportunity to increase market share, while also providing our combined agents and customers access to a broader portfolio of insurance, financial and banking products.”

“Harleysville is very pleased to join forces with Nationwide in a transaction that will enable us to expand our business for our independent agency partners and to enter important new markets from a position of even greater strength,” said Michael Browne, President and Chief Executive Officer of Harleysville.  “We are proud of our 96-year history and the longstanding success we and our independent agencies have enjoyed as a result of our partnership with one another.  We remain committed to our trusted independent agency partners and to the independent agency system.  I am confident that the combined organization will allow us to deliver the best products and services available to grow our independent agents’ books of business with us more effectively and efficiently. We look forward to working with Nationwide’s talented team and are very pleased that Nationwide has committed to maintaining the Harleysville brand.”

Mr. Rasmussen added, “This transaction supports and accelerates our strategy and mission to make it easy for agents and customers to do business with Nationwide however they desire.  Nationwide has invested heavily in independent agent distribution, beginning with our acquisition of Allied Insurance in 1998.  While the Harleysville transactions would expand our independent agency distribution nationally, Nationwide also maintains a strong commitment to its exclusive agency partners. We’re committed to making strategic investments in all of our distribution channels as each is vital and contributes to our mission.”

Transaction Structure and Terms

Under the terms of the agreement, Harleysville Mutual would merge into Nationwide Mutual and Harleysville Group, Harleysville Mutual’s publicly traded subsidiary, would be merged with a newly formed subsidiary of Nationwide Mutual.  Each public stockholder of Harleysville Group would receive $60.00 per share in cash. Upon closing, Harleysville Group would be a wholly owned subsidiary of Nationwide.

Through the combination, Harleysville will join Nationwide’s P&C independent agency business unit under the Harleysville brand. In addition, Harleysville’s current headquarters in Harleysville, PA, will serve as an integral part of the combined company’s national, independent agency-based platform. Mr. Browne will become the President and Chief Operating Officer of the Harleysville company.

The transactions are subject to customary closing conditions, including, among others, approvals from stockholders of Harleysville Group; policyholders of Harleysville Mutual and Nationwide Mutual; the Pennsylvania Insurance Department; the Ohio Department of Insurance;  and various other regulatory bodies.  The transactions are expected to close in early 2012.  In connection with the merger of Harleysville Group,

Harleysville Mutual has entered into a voting agreement with Nationwide Mutual under which it has agreed to vote its 54% interest in Harleysville Group in favor of the merger.

Bank of America Merrill Lynch and Jones Day advised Nationwide in connection with the transactions.  Credit Suisse Securities (USA) LLC acted as financial advisor to Harleysville Mutual and Harleysville Group in connection with the transactions, Griffin Financial Group LLC provided additional financial advice to Harleysville Mutual, including a fairness opinion to Harleysville Mutual, and Keefe, Bruyette  & Woods, Inc. provided additional financial advice to Harleysville Group, including a fairness opinion as to the consideration to be received by Harleysville’s public stockholders.  Stevens & Lee P.C. provided legal advice to Harleysville Mutual.  Ballard Spahr LLP acted as legal counsel to Harleysville Mutual, and Fox Rothschild LLP acted as legal counsel to Harleysville Group.

About Nationwide

Nationwide, based in Columbus, Ohio, is one of the largest and strongest diversified insurance and financial services organizations in the U.S. and is rated A+ by A.M. Best. The company provides a full range of personalized insurance and financial services, including auto insurance, motorcycle, boat, homeowners, life insurance, farm, commercial insurance, administrative services, annuities, mortgages, mutual funds, pensions and long-term savings plans. For more information, visit www.nationwide.com.

About Harleysville Mutual and Harleysville Group

Harleysville Insurance is a leading super-regional provider of insurance products and services for small and midsized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last five years. Harleysville Mutual Insurance Company owns approximately 54 percent of Harleysville Group (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Further information can be found on the company’s website at www.harleysvillegroup.com.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this press release contain forward-looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by Nationwide Mutual, Harleysville Mutual or Harleysville Group may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Harleysville Group may be unable to obtain stockholder approval required for the transactions; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on Nationwide Mutual, Harleysville Mutual or Harleysville Group or cause the parties to abandon the transactions; (3) conditions to the closing of the transactions may not be satisfied; (4) the business of Nationwide Mutual, Harleysville Mutual or Harleysville Group may suffer as a result of uncertainty surrounding the transactions; and (5) Nationwide Mutual, Harleysville Mutual or Harleysville Group may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause Harleysville Group’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Harleysville Group’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. Nationwide Mutual, Harleysville Mutual and Harleysville Group undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transactions. In connection with the proposed transactions, a proxy statement of Harleysville Group and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT

AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLEYSVILLE GROUP AND THE PROPOSED TRANSACTIONS. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Harleysville Group on the SEC’s website at http://www.sec.gov. Free copies of Harleysville Group’s SEC filings are also available from Harleysville Group Inc., 355 Maple Avenue, Harleysville, PA 19438-2297, Attention: Corporate Secretary.

Participants in the Solicitation

Harleysville Group and its executive officers, directors, other members of management, employees and Harleysville Mutual may be deemed, under SEC rules, to be participants in the solicitation of proxies from Harleysville Group’s stockholders with respect to the proposed transactions. Information regarding the executive officers and directors of Harleysville Group is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on March 23, 2011. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transactions.

Nationwide, the Nationwide frame mark, and On Your Side are service marks of Nationwide Mutual Insurance Company.